Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182667

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 2, 2013

PROSPECTUS SUPPLEMENT
(To prospectus dated July 25, 2012)
4,000,000

Common Shares
________________

We are offering 4,000,000 common shares of beneficial interest, par value $0.001 per share, or common shares.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “WSR.” On October 1, 2013, the last reported sale price of our common shares on the NYSE was $14.41 per share.

We are organized and conduct our operations to qualify as a REIT for U.S. federal income tax purposes. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our declaration of trust contains certain restrictions relating to the ownership and transfer of our common shares, including an ownership limit of 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common shares. See “Description of Shares − Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated herein by reference.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$
________________

We have granted the underwriters an option to purchase up to an additional 600,000 common shares from us, at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________

The underwriters expect to deliver the common shares on or about         , 2013.

Joint Book-Running Managers

Baird	JMP Securities

The date of this prospectus is , 2013

TABLE OF CONTENTS

Prospectus Supplement

________________

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common shares. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, funds from operations, or FFO, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, and the accompanying prospectus. The second part, the accompanying prospectus, contains a description of our common shares and provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time.

To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to our common shares offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read carefully and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read carefully and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “our,” “us,” “Whitestone,” and “our company” in this prospectus supplement and the accompanying prospectus refer to Whitestone REIT, a Maryland real estate investment trust, and its consolidated subsidiaries, including Whitestone REIT Operating Partnership, L.P., or our operating partnership. Whitestone REIT Operating Partnership, L.P. is a Delaware limited partnership of which we are the sole general partner.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein each contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and FFO, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	the imposition of federal taxes if we fail to qualify as a REIT in any taxable year or forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

S-ii

•	adverse economic or real estate developments in Arizona, Illinois or Texas;

•	increases in interest rates and operating costs;

•	availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures;

•	litigation risks;

•	lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants;

•	our inability to obtain new tenants upon the expiration of existing leases;

•	our failure to successfully operate acquired properties and operations;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should review carefully the risks described below under “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. New factors that are not currently known to us may also emerge from time to time that could materially and adversely affect us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about risks that you should consider before investing in our common shares. Unless otherwise expressly stated or the context requires otherwise, all information in this prospectus supplement assumes that the over-allotment option to purchase up to 600,000 additional common shares that we granted to the underwriters is not exercised.

The Company

We are a fully integrated, internally managed, real estate company that owns and operates “Community Centered PropertiesTM,” which we define as visibly located properties in established or developing culturally diverse neighborhoods in our target markets, primarily in and around Phoenix, Chicago, Dallas, San Antonio and Houston. We market, lease, and manage our centers to match tenants with the shared needs of the surrounding neighborhood. Those needs may include specialty retail, grocery, restaurants and medical, educational and financial services. Our goal is for each property to become a Whitestone-branded business center or retail community that serves a neighboring five-mile radius around our property. Our team includes a diverse group of seasoned real estate professionals who understand the needs of our multicultural communities and tenants.

As of June 30, 2013, we owned and operated a real estate portfolio of 55 properties containing approximately 4.6 million square feet of gross leasable area, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago. As of June 30, 2013, our property portfolio had a gross book value of approximately $481.9 million and book equity, including noncontrolling interests, of approximately $166.2 million.

We conduct substantially all of our operations through our operating partnership. We are the sole general partner of the operating partnership and, as of June 30, 2013, we owned a 96.7% interest in our operating partnership. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

Our executive offices are located at 2600 South Gessner, Suite 500, Houston, Texas 77063, and our telephone number is (713) 827-9595. Our website can be accessed at www.whitestonereit.com. However, the information located on, or accessible from, our website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus or incorporated into any other filings that we make with the SEC.

The Offering

Issuer	Whitestone REIT, a Maryland real estate investment trust.

Common Shares Offered by Us	4,000,000 shares (or 4,600,000 shares if the underwriters exercise their over-allotment option in full)

Common Shares to be Outstanding After This Offering	21,343,337 shares (or 21,943,337 shares if the underwriters exercise their over-allotment option in full) (1)

Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and other estimated offering expenses payable by us. We will contribute the net proceeds of this offering to our operating partnership in exchange for units of limited partnership interest in our operating partnership, or OP units. Our operating partnership intends to use the net proceeds from this offering for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures (including tenant improvements), the expansion, redevelopment and/or re-tenanting of properties in our portfolio, working capital and other general purposes. See "Use of Proceeds."
We may use a portion of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility. Affiliates of our underwriters may be lenders under our revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate share of any amount of our revolving credit facility that is repaid with the proceeds of this offering.

Restrictions on Ownership
In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, ownership, directly or indirectly, by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common shares is restricted by our declaration of trust. This restriction may be waived by our board of trustees, in its sole and absolute discretion, upon satisfaction of certain conditions. See "Description of Shares-Restrictions on Ownership and Transfer" in the accompanying prospectus.

NYSE Symbol	WSR

Dividends
On September 12, 2013, our board of trustees declared a quarterly cash distribution of $0.285 per common share and Operating Partnership unit, or OP unit, which is payable monthly in three installments of $0.095 per common share and OP unit. The fourth quarter distribution is payable on October 9, 2013, November 8, 2013 and December 11, 2013 to shareholders of record as of the close of business on October 1, 2013, November 1, 2013 and December 2, 2013, respectively. Accordingly, purchasers of the common shares offered hereby will not be entitled to receipt of the October monthly dividend.

Risk Factors
Investing in our common shares involves risks and you may lose all or part of your investment. Before deciding to invest in our common shares, please read carefully the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1) The number of common shares to be outstanding after this offering is based upon 17,343,337 common shares outstanding as of October 1, 2013, which excludes 572,402 common shares issuable upon conversion of outstanding OP units and 1,616,269 common shares available for future issuance under the 2008 Long-Term Equity Incentive Ownership Plan.

For additional information regarding our common shares, see "Description of Shares" in the accompanying prospectus.

RISK FACTORS

Your investment in our common shares involves risks. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in common shares is suitable for you. See “Where You Can Find More Information” in the accompanying prospectus. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO and prospects could be materially and adversely affected, the market price of our common shares could decline and you may lose all or part of your investment.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common shares.
This offering may have a dilutive effect on our earnings per share and FFO per share after giving effect to the issuance of our common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred shares, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. Additionally, subject to the 60-day lock-up restrictions described in "Underwriting," we are not restricted from issuing additional common shares or issuing preferred shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common shares or our preferred shares or any substantially similar securities in the future. The per share trading price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

The number of our common shares available for future issuance or sale could adversely affect the per share trading price of our common shares.
We cannot predict whether future issuances or sales of our common shares or the availability of shares for resale in the open market will decrease the per share trading price of our common shares. The issuance of substantial numbers of our common shares in the public market or the perception that such issuances might occur, the exchange of OP units for common shares, the vesting of restricted shares granted to certain trustees, executive officers and other employees under our equity incentive plan, the issuance of our common shares or OP units in connection with future property, portfolio or business acquisitions and other issuances of our common shares could have an adverse effect on the per share trading price of our common shares. In addition, future issuances of our common shares may be dilutive to existing shareholders.

The market price and trading volume of our common shares may be volatile.
The per share trading price of our common shares may be volatile. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. If the per share trading price of our common shares declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our common shares will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings or FFO estimates or those of analysts and any failure to meet those estimates;

•	changes in our dividend policy;

•	publication of research reports about us or the real estate industry;

•	prevailing interest rates;

•	the market for similar securities;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in or incorporated by reference in this prospectus supplement or the accompanying prospectus;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet the REIT qualification requirements and maintain our REIT status;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management's attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common shares.

Affiliates of our underwriters may receive benefits in connection with this offering.
We may use a portion of the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility. Affiliates of underwriters may be lenders under our revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate share of any amount of the revolving credit facility that is repaid with the proceeds of this offering. Those transactions create potential conflicts of interest because such affiliates may have an interest in the successful completion of this offering beyond the sales commissions they receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and other estimated offering expenses payable by us. Any additional proceeds to us resulting from an increase in the number of shares offered pursuant to this prospectus supplement will be used by us as described below.

We will contribute the net proceeds of this offering to our operating partnership in exchange for OP units. Our operating partnership intends to use the net proceeds from this offering for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures (including tenant improvements), the expansion, redevelopment and/or re-tenanting of properties in our portfolio, working capital and other general purposes.

As of June 30, 2013, the outstanding balance of our revolving credit facility was $127.4 million. The credit facility bears interest at LIBOR plus 1.75% to 2.50%, and matures on February 3, 2017, provided that we may extend the maturity date for one year subject to certain conditions, including the payment of an extension fee. As of June 30, 2013, the interest rate was 2.19% per annum.

We may use a portion of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility. Affiliates of our underwriters may be lenders under our revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate share of any amount of the revolving credit facility that is repaid with the proceeds of this offering.

Pending application of any portion of the net proceeds, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities or money market accounts as is consistent with our intention to maintain our qualification for taxation as a REIT.

CAPITALIZATION

The following table sets forth as of June 30, 2013:

•	our historical capitalization; and

•
on an as adjusted basis to reflect the impact of the sale of 4,000,000 common shares offered by us in this offering at an assumed public offering price of $14.41 per share, which is the last reported sale price for our common shares on the NYSE on October 1, 2013, and after the deduction of the underwriting discount and other estimated offering expenses payable by us, and application of the net proceeds as set forth under "Use of Proceeds."

The table does not give effect to the issuance of up to 600,000 additional common shares that may be sold pursuant to the underwriters over-allotment option. Additionally, no adjustments have been made to reflect normal course operations by us or other developments with our business after June 30, 2013. As a result, the pro forma information provided below is not indicative of our actual financial position or consolidated capitalization as of any date. You should read this table in conjunction with "Managements Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2013 (in thousands)
	Historical	As Adjusted
Notes payable	$266,401	$211,367
Equity:
Preferred shares, $0.001 par value per share, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized, 17,052,980 shares issued and outstanding, 21,052,980 shares issued and outstanding as adjusted (1)	17	21
Additional paid in capital	225,916	280,946
Accumulated other comprehensive gain	290	290
Accumulated deficit	(65,555)	(65,555)
Noncontrolling interest in subsidiary	5,557	5,557
Total equity	166,225	221,259
Total capitalization	$432,626	$432,626

(1)
Excludes (i) 290,357 common shares issued subsequent to June 30, 2013 upon conversion of OP units, under our dividend reinvestment plan, under our 2008 Long-Term Equity Incentive Ownership Plan and through "at-the-market" offerings; (ii) 1,616,269 common shares available for issuance under our 2008 Long-Term Equity Incentive Ownership Plan; (iii) 572,402 common shares issuable upon conversion of outstanding OP units and (iv) up to 600,000 common shares that may be issued upon exercise of the underwriters' over-allotment option.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of additional material U.S. federal income tax considerations supplements the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, is for general information purposes only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common shares in light of their personal investment or tax circumstances. We urge you to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our common shares and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Recently Enacted Legislation

The recently enacted American Taxpayer Relief Act of 2012, or ATRA, permanently extended certain U.S. federal income tax rates in effect for 2012 for taxpayers that are taxable as individuals, trusts or estates. Among other things, ATRA provided for the permanent extension of the ordinary income and long-term capital gains tax rates in effect for individuals with taxable income at or below certain thresholds, which are indexed for inflation ($400,000 in the case of unmarried individuals and $450,000 in the case of married couples filing jointly). Individuals, trusts or estates are subject to a maximum federal income tax rate of 39.6% on ordinary income and 20.0% on long-term capital gains to the extent that such income and capital gains exceed such thresholds.

ATRA also permanently extended the taxation of qualified dividends received by individuals, trusts or estates at the same maximum federal income tax rates applicable to long-term capital gains. Accordingly, distributions of our taxable income that are reported by us as being derived from “qualified dividend income” will be taxed in the hands of non-corporate U.S. shareholders at the rates applicable to long-term capital gains, provided that holding period requirements and all other requirements are met by both the shareholders and us. As discussed in the accompanying prospectus, dividends distributed by us generally will not be attributable to qualified dividend income. ATRA also permanently extended the 28.0% rate for backup withholding.

FATCA Withholding

The Foreign Account Tax Compliance Act, or FATCA, imposes a 30.0% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding and certification obligation requirements are satisfied.

The U.S. Treasury Department and the U.S. Internal Revenue Service, or IRS, recently issued final Treasury Regulations under FATCA. FATCA generally imposes a 30.0% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and published IRS guidance, such required withholding would not begin until July 1, 2014 with respect to dividends on our common shares and until January 1, 2017 with respect to gross proceeds from a sale or other disposition of our common shares.

If withholding is required under FATCA on a payment related to our common shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common shares.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Robert W. Baird & Co. Incorporated and JMP Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell them, severally, the number of common shares indicated below:

Number of Shares
Robert W. Baird & Co. Incorporated
JMP Securities LLC
Total	4,000,000

The underwriters are committed to take and pay for all of the common shares being offered, if any are taken, other than the common shares covered by the over-allotment option described below unless and until this over-allotment option is exercised.

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 600,000 additional common shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriter's initial amount reflected in the above table.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Per share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$	$	$	$

In addition, we estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees, legal and accounting expenses and up to $10,000 in reimbursement of underwriters' counsel fees in connection with the review of the terms of the offering by the Financial Industry Regulatory Authority, Inc., but excluding the underwriting discounts and commissions, will be approximately $0.3 million.

Common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $  per share from the initial public offering price. Any such securities dealers may resell any common shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $  per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

We, and each of our trustees and executive officers, have agreed not to sell or otherwise transfer any common shares for 60 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	otherwise dispose of or transfer any common shares,

•	request or demand that we file a registration statement related to the common shares, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise, other than the shares to be sold hereunder, our issuance of shares, or the filing of a registration statement registering such shares, with respect to the conversion of OP units outstanding on the date of the underwriting agreement, grants of restricted common shares or restricted common share units pursuant to our 2008 Long-Term Equity Incentive Ownership Plan, provided that such securities will not vest or become exercisable, as applicable, during the 60-day restricted period without the representatives' prior written consent, the filing of a registration statement or the issuance of common shares pursuant to a dividend reinvestment plan, the issuance of common shares or OP units as consideration for the acquisition of real estate assets or any post-effective amendment to a registration statement on Form S-8 effective on the date of the underwriting agreement.

This lockup provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with the common shares. It also applies during the lockup period to common shares acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The restricted period will be automatically extended if (1) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of such restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the representatives of the underwriters waive, in writing, such an extension.

There are no agreements between the representatives and any of our shareholders or affiliates releasing them from these lockup agreements prior to the expiration of the restricted period described above.

The common shares are listed on the New York Stock Exchange under the symbol “WSR.”

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

◦	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

◦	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

•
Covering transactions involve purchases of shares either pursuant to the underwriters' over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

◦
To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

◦
To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain of the underwriters and their affiliates have engaged in commercial dealings with us, including serving as lenders to us, and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We may use a portion of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility. Affiliates of our underwriters may be lenders under our revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate shares of repayments of any amount outstanding under our revolving credit facility out of net proceeds of this offering. As of June 30, 2013, we had $127.4 million of outstanding indebtedness under our revolving credit facility and our remaining borrowing capacity was $47.6 million, assuming use of the proceeds to acquire properties, or repayment of debt on properties, that are eligible to be included in the unsecured borrowing base.  As of June 30, 2013, the interest rate was 2.19% per annum.

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Each such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus are available on the Internet website maintained by each such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites is not part of this prospectus supplement or the accompanying prospectus.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”) and the shares offered by this prospectus, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) an offer of securities to the public may not be made in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than € 50,000,000 as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of securities described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this prospectus, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain legal matters, including our qualification as a REIT for federal income tax purposes, will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton & Williams LLP. Venable LLP, Baltimore, Maryland, will pass upon the validity of the common shares sold in this offering and certain other matters under Maryland law. Bass, Berry & Sims PLC and Hunton & Williams LLP may rely, as to certain matters of Maryland law, on the opinion of Venable LLP.

EXPERTS

Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, has audited (i) the consolidated financial statements of Whitestone REIT appearing in Whitestone REIT's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Whitestone REIT's and its subsidiaries internal control over financial reporting as of December 31, 2012, as set forth in their reports; and (ii) the Statement of Revenues and Certain Operating Expenses of Village Square at Dana Park for the year ended December 31, 2011, appearing in our Current Report on Form 8-K/A filed on December 3, 2012, as set forth in their report. We have incorporated by reference each of the aforementioned financial statements in this prospectus, and audited financial statements to be included in subsequently filed documents will be incorporated herein by reference, in reliance upon the reports of Pannell Kerr Forster of Texas, P.C., and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•
Current Reports on Form 8-K or 8-K/A, as applicable, filed on September 25 and December 3, 2012, and February 8, March 20, May 22 (one with respect to Item 5.02 and one with respect to Item 5.07), June 19, July 5 and August 14, 2013;

•	the portions of our Proxy Statement filed with the SEC on April 10, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012; and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on June 25, 2012, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, is specifically not deemed filed and not incorporated by reference in this prospectus supplement and the accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063
(713) 435-2221

PROSPECTUS
$350,000,000
Common Shares
Preferred Shares
Debt Securities
Depositary Shares
Subscription Rights
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We may offer, from time to time, one or more series or classes of common shares of beneficial interest, par value $0.001 per share, or common shares, preferred shares of beneficial interest par value $0.001 per share, or preferred shares, debt securities, depositary shares and subscription rights. We refer to our common shares, preferred shares, debt securities, depositary shares and subscription rights collectively as the “securities.”

We may offer these securities with an aggregate public offering price of up to $350,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at prices and on terms determined at the time of the offering. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities we are offering. The accompanying prospectus supplement also will contain additional information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “WSR.”
______________________

Investing in our securities involves substantial risks. See “Risk Factors” on page 2 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.
______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________

The date of this prospectus is July 25, 2012.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Any accompanying prospectus supplement or free writing prospectus may also add to, update or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus. All references to “we,” “our,” “us,” and the “Company” in this prospectus mean Whitestone REIT and its consolidated subsidiaries, including Whitestone REIT Operating Partnership, L.P., or our Operating Partnership, except where it is made clear that the term means only Whitestone REIT.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	adverse economic or real estate developments in Texas, Arizona or Illinois;

•	general economic conditions, including downturns in the national and local economies in which we operate;

•	market trends;

•	projected capital expenditures;

•	estimates relating to our ability to make distributions to our shareholders in the future;

•	our understanding of our competition and our ability to compete effectively;

•	defaults on, or non-renewal of, leases by tenants;

•	increased interest rates, insurance rates and operating costs;

•	our failure to obtain necessary outside financing on favorable terms or at all, both to fund our operations and to refinance our indebtedness as it matures;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying properties to acquire, and in consummating real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to maintain our status as a real estate investment trust, or REIT, and the risk of changes in laws affecting REITs;

•	environmental uncertainties and risks related to natural disasters;

•	loss of services of one or more of our executive officers, and our ability to identify, hire and retain highly-qualified executives in the future;

•	lack of or insufficient amounts of insurance;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	legislative or regulatory changes in real estate, zoning and REIT laws or increases in ad valorem, real property and income tax rates; and

•	other factors affecting the real estate industry generally.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We are a fully integrated, internally managed, real estate company that owns and operates “Community Centered Properties,” which we define as visibly located properties in established or developing culturally diverse neighborhoods in our target markets. We market, lease, and manage our centers to match tenants with the shared needs of the surrounding neighborhood. Those needs may include specialty retail, grocery, restaurants and medical, educational and financial services. We conduct substantially all of our operations through our Operating Partnership, of which we are the sole general partner.

Our executive offices are currently located at 2600 South Gessner, Suite 500, Houston, Texas 77063, and our telephone number is (713) 827-9595. Our website can be accessed at www.whitestonereit.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the three months ended March 31, 2012 and the years ended December 31, 2007, 2008, 2009, 2010 and 2011 are set forth below. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax net income (loss) from continuing operations plus fixed charges less capitalized interest. Fixed charges include interest expense, capitalized interest and amortization of premiums, discounts, and deferred financing costs related to debt.

	Year Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	0.89	0.75	1.37	1.30	1.25	1.46

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Any allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in an accompanying prospectus supplement.

DESCRIPTION OF SHARES

General

We are organized as a real estate investment trust under the laws of the state of Maryland. Rights of our shareholders are governed by Maryland law, including the statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT law, our declaration of trust and our bylaws. The following description of the terms of our shares is not complete, but is a summary. For a complete description, we refer you to Maryland law and our declaration of trust and bylaws. See “Where You Can Find More Information.”

Authorized Shares

Our declaration of trust provides that we may issue up to 400,000,000 common shares of beneficial interest, $0.001 par value per share, and up to 50,000,000 preferred shares, $0.001 par value per share. In addition, our board of trustees, without any action by our shareholders, may amend our declaration of trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. As of July 5, 2012, we had 12,024,823 common shares outstanding and no preferred shares outstanding. Pursuant to Maryland law and our declaration of trust, no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with our property or affairs by reason of his being a shareholder.

Common Shares

Subject to the preferential rights of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions when authorized by our board of trustees and declared by us out of assets legally available for the payment of distributions, and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. All of these rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on ownership and transfer of our shares.

Subject to the provisions of our declaration of trust regarding restrictions on transfer and ownership of our shares, and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees, which means that the holders of our common shares entitled to cast a majority of all the votes entitled to be cast can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.

Preferred Shares

Preferred shares may be issued from time to time, in one or more series, as authorized by the board of trustees. Prior to the issuance of any preferred shares, the board of trustees is required by Maryland law and by our declaration of trust to designate the series to distinguish it from all other classes and series of shares, specify the number of shares to be included in the series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series.

If we offer preferred shares, the accompanying prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•
any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•
any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

Power to Reclassify Our Shares

Our declaration of trust authorizes our board of trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares. Prior to issuance of classified or reclassified shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to designate the class or series to distinguish it from all other classes and series of shares, specify the number of shares to be included in the class or series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of trustees could authorize the issuance of common or preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees, without shareholder approval, to amend our declaration of trust from time to time to increase the aggregate number of shares or the number of shares of any class or series that we have authority to issue, to issue additional common shares or preferred shares, and to classify or reclassify unissued common or preferred shares and thereafter to cause us to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not have a present intention of doing so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control in the Company that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements do not apply to the first year for which an election to be a REIT is made.

Our declaration of trust contains restrictions on the number of our shares that a person may own. No person or persons acting as a group may acquire or hold, directly or indirectly, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares or more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our preferred shares.

Our declaration of trust further prohibits (i) any person from owning our shares if that ownership would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire any of our shares that may violate any of these restrictions, or who is the intended transferee of our shares that are transferred to the trust for the charitable beneficiary, as described below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of trustees may, in its sole discretion, exempt, prospectively or retroactively, a person from the 9.8% ownership limits. However, the board of trustees may not exempt a person unless, among other information, such person submits to the board of trustees information satisfactory to the board of trustees, in its reasonable discretion, demonstrating that (i) such person is not an individual, (ii) no individual would be considered to beneficially own shares in excess of the 9.8% ownership limits by reason of the exemption of such person from the 9.8% ownership limits and (iii) the exemption of such person from the 9.8% ownership limits will not cause us to fail to qualify as a REIT. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares causing the violation to the trust for the charitable beneficiary, as described below. Our board of trustees may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT or that compliance is no longer required for REIT qualification.

Any attempted transfer of our shares that, if effective, would result in our shares being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in the shares. Any attempted transfer of our shares that, if effective, would result in violation of the 9.8% ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the declaration of trust) prior to the date of the transfer. Shares held in the trust for the charitable beneficiary will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in that trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in that trust. The trustee of the trust for the charitable beneficiary will have all voting rights and rights to dividends or other distributions with respect to shares held in that trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that the shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. lf, prior to our discovery that shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates evidencing our shares will bear a legend referring to the restrictions described above.

Every owner of more than five percent (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and series of our shares which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control in the Company that might involve a premium price for the holders of some, or a majority, of our outstanding common shares or which such holders might believe to be otherwise in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer and Trust Company, LLC.

Certain provisions of Maryland law and of Our Declaration of Trust and Bylaws

The following is a summary of certain provisions of Maryland law and of our declaration of trust and bylaws and does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. Our declaration of trust provides a perpetual existence and permits us to be terminated upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and the approval of a majority of the entire board of trustees. Our bylaws require us to conduct annual meetings of our shareholders for the purpose of electing trustees, each of whom will serve for a three-year term, and to transact any other business as may properly come before the shareholders.

Our Board of Trustees. Our declaration of trust provides that the number of our trustees may be determined pursuant to our bylaws, and our bylaws provide that such number may be established, increased or decreased by the board of trustees but may not be fewer than one or more than fifteen. Our board of trustees is divided into three classes, with each trustee holding office for three years and until his successor is duly elected and qualifies. Any vacancy may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred.

The board of trustees is responsible for the management of our business and affairs. We currently have a total of five members on our board of trustees. Of our five current trustees, four are considered independent trustees. Each trustee will serve until the annual meeting of shareholders at which his three-year term ends and until his successor has been duly elected and qualifies. Although the number of trustees may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent trustee. Any trustee may resign at any time and may be removed for cause by the shareholders upon the affirmative vote of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees.

Our trustees must perform their duties in good faith and in a manner reasonably believed to be in our best interests. Further, trustees must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry, when taking actions. Our declaration of trust provides that a trustee may be removed only for cause upon the affirmative vote of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on the board of trustees, precludes shareholders from (i) removing incumbent trustees except for cause upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations. Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain share issuances and transfers, liquidation plans and reclassifications involving interests shareholders and their affiliates. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust's outstanding voting shares; or

•
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees of the trust approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between a Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then-outstanding voting shares of the trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees of the trust before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination involving the Company and any person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between the Company and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

Should our board of trustees later resolve to opt back into these provisions, the business combination statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.

Control Share Acquisitions. Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders' meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (ii) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

The control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8. Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class in which the vacancy occurred until a successor is elected and qualifies; and

•	a majority requirement for the calling of a special meeting of shareholders.

    Our bylaws already provide that, except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies. Pursuant to Subtitle 8, we have elected to be subject to the remaining provisions described above.

Amendments to Our Declaration of Trust and Bylaws. Our declaration of trust may be amended by a majority of the trustees, without any action by the shareholders (i) to qualify as a REIT under the Code or under the Maryland REIT Law, (ii) in any respect in which the charter of a corporation may be amended under the Maryland General Corporation Law, and (iii) as otherwise provided in our declaration of trust. All other amendments must be declared advisable by our board of trustees and approved by the affirmative vote of holders of a majority of all shares entitled to vote on the matter, except that any amendment to the provisions of our declaration of trust addressing the removal of trustees and certain amendments to our declaration of trust must be approved by the affirmative vote of holders of two-thirds of all shares entitled to vote on the matter. Our board of trustees has the exclusive power to adopt, amend and repeal any provision of our bylaws or to make new bylaws.

Meetings and Special Voting Requirements. An annual meeting of our shareholders will be held each year. Special meetings of shareholders may be called by the chairman of our board of trustees, a majority of our trustees, our chief executive officer or our president and must be called by or at the direction of the chairman of our board of trustees upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders. Upon receipt of such written request and other required information, the chairman of the board of trustees will inform the requesting shareholders of the estimated cost of preparing and mailing a notice, payment for which must be received prior to the mailing of any notice. Our board of trustees must designate a date for the special meeting within ten days of receiving the request, or if it does not, the date will be the 90th day after the record date, and the record date, unless otherwise set by our board of trustees within 30 days of receiving the request, will be the 30th day after the date of delivery of the request. The presence, either in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast will constitute a quorum at any meeting of shareholders. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is sufficient to take shareholder action, except that the approval of shareholders entitled to cast at least two-thirds of the votes entitled to be cast is required remove a trustee or to amend the declaration of trust provisions addressing the removal of trustees and the vote required for certain amendments to our declaration of trust, and the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast is required for:

•
any other amendment of our declaration of trust, except that our board of trustees may amend our declaration of trust without shareholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to qualify as a REIT under the Code or the Maryland REIT Law or in any respect in which the charter of a Maryland corporation may be amended without shareholder approval;

•	except as permitted by law, any merger, consolidation or sale or other disposition of all or substantially all of our assets (which also requires the approval of our board of trustees); and

•	our termination (which also must be approved by action of our board of trustees).

Advance Notice of Trustee Nominations and New Business. Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting, unless otherwise provided by law. Nominations of individuals for election to the board of trustees at a special meeting may be made only (i) by or at the direction of the board of trustees, or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws. The business combination provisions of Maryland law (if our board of trustees opts back into them), the control share acquisition provisions of Maryland law, the classification of our board of trustees, the two-thirds vote and cause requirements for removing a trustee, the restrictions on transfer and ownership of shares in our declaration of trust, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Ownership Limit. Our declaration of trust provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares or more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our preferred shares. We refer to these restrictions as the “ownership limits.” For a fuller description of this restriction and the constructive ownership rules, see “Description of Shares – Restrictions on Ownership and Transfer.”

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents. Maryland law also permits us to include in our declaration of trust a provision limiting the liability of our trustees and officers to us and our shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our declaration of trust contains a provision that eliminates trustees' and officers' liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

    Our declaration of trust authorizes our Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former trustee or officer or any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer, partner, employee or agent, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

Our Operating Partnership must indemnify us and our trustees and officers from any liability, loss, cost or damage incurred by us and our trustees and officers by reason of anything done or refrained from in connection with our Operating Partnership, except for any liability, loss, cost or damage incurred as a result of fraud, willful misconduct or gross negligence. In addition, the partnership agreement expressly limits our liability by providing that we shall not be liable or accountable to our Operating Partnership for anything in the absence of fraud, willful misconduct, or gross negligence and breaches of the partnership agreement, and we shall not be liable to our Operating Partnership for money damages except (i) for active and deliberate dishonesty established by a final judgment, order or decree of a court of competent jurisdiction, or (ii) if the indemnified party received an improper personal benefit in money, property or services.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•
the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•
the terms, if any, upon which they may be convertible into our common shares or preferred shares and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common shares or preferred shares, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common shares or preferred shares into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•
our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•
if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•
whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•
whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•
whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Restrictions on ownership and transfer of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Description Of Shares – Restrictions on Ownership and Transfer” in this prospectus. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other trust or corporation, provided that:

•
we are the continuing trust, or the successor trust (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•
immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer's certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay the principal (or premium, if any) at maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•
we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into our common shares or preferred shares will be set forth in the accompanying prospectus supplement. The terms will include:

•	whether the debt securities are convertible into our common shares or preferred shares;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General

We may issue depositary shares, each of which will represent a fractional interest of a particular class or series of our preferred shares, as specified in the accompanying prospectus supplement, which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred shares represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred shares depositary, which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular class or series represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of the preferred shares represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred shares by us to the preferred shares depositary, we will cause the preferred shares depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. For more information on how to obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued, see “Where You Can Find More Information” in this prospectus.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred shares to the record holders of depositary shares relating to such preferred shares in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred shares shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Shares

Upon receipt of notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred shares and any redemption of our preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to holders of preferred shares.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of their respective duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common shares, preferred shares, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common shares, preferred shares, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common shares, preferred shares, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax consequences generally resulting from our election to be taxed as a REIT and the material federal income tax considerations relating to the ownership and disposition of our common shares. As used in this section, the terms “we” and “our” refer solely to Whitestone REIT and not to our subsidiaries and affiliates which have not elected to be taxed as REITs for federal income tax purposes.
This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “– Taxation of Tax-Exempt Shareholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “– Taxation of Non-U.S. Shareholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our shareholders hold our common shares as capital assets for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
As discussed below in “– Taxation in Connection with Holding Securities other than our Common Shares”, we intend to describe in any prospectus supplement related to the offering of our preferred shares, debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 1999. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, share ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.
The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations, and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2008 through December 31, 2011, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2012 and thereafter.  Investors should be aware that Bass, Berry & Sims PLC's opinion is based on the federal income tax law governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued.  In addition, Bass, Berry & Sims PLC's opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business.  Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws.  Those qualification tests involve the percentage of our income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute.  Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis.  Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements.  Bass, Berry & Sims PLC's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification.  For a discussion of the tax consequences of our failure to qualify as a REIT, see “– Failure to Qualify as a REIT” below.
Pursuant to our charter, our board of trustees has the authority to revoke or otherwise terminate our status as a REIT, if it determines, in its sole judgment, that it is in our best interest to do so. In addition, our board of trustees has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of trusteess has determined that it is no longer in our best interests to pursue or preserve our status as a REIT.
If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our shareholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the shareholder level if such income is distributed by the REIT to its shareholders. We will be subject to federal tax, however, in the following circumstances:

•
We are subject to federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•
net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “– Gross Income Tests – Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•
We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “– Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “– Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our subsidiary entities that are C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that meets each of the following requirements:
(1)    It is managed by one or more trustees or directors;
(2)    Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;
(3)    It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;
(4)    It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;
(5)    At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);
(6)    Not more than 50% in value of its outstanding stock or ownership shares or certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax law defines to include certain entities, during the last half of any taxable year;
(7)    It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(8)    It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and
(9)    It meets certain other qualifications, tests described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must meet requirements 1 through 4, and 8 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. Our charter provides for restrictions regarding the ownership and transfer of our shares that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our shares are described in “Description of Shares - Restrictions on Ownership and Transfer.” We believe we have issued sufficient shares with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end, and thereby satisfy this requirement.
Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns all of the stock of the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, as determined under federal income tax law, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for federal income tax purposes because such entities are treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes.
An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its distributive share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “- Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.
Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. The separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our shareholders.

We will not be treated as holding the assets of a taxable REIT subsidiary that we acquire or form or as receiving any income that any such taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and gross income of taxable REIT subsidiaries in determining the REIT's compliance with REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries we may acquire or form, then a portion of such dividends that we distribute to our shareholders who are taxed at individual rates generally will be eligible for taxation at preferential dividend income tax rates rather than at ordinary income rates (currently through 2012). See “– Annual Distribution Requirements” and “– Taxation of Taxable U.S. Shareholders – Distributions.”
A taxable REIT subsidiary pays federal income tax at corporate rates on any income that it earns. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We may form or acquire one or more taxable REIT subsidiaries to engage in activities that would jeopardize our REIT status if we engaged in the activities directly or through one or more of our pass-through subsidiaries. In particular, any taxable REIT subsidiary that we formed or acquired generally would conduct third party services and other business activities that might give rise to income from prohibited transactions if such services or activities were conducted by us or through one or more of our pass-through subsidiaries. See description below under “– Gross Income Tests – Prohibited Transactions.”
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “– Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “– Foreign Currency Gain.”
The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. Rents that we receive are based on fixed dollar amounts or a fixed percentage of gross revenue and are not determined by reference to any person's income or profits, in compliance with the rules above.
Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. However, because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our shares continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.
Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”
Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without our rents from the related properties being treated as nonqualifying income for purposes of the 75% and 95% gross income tests. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, unless such services are provided through independent contractors or taxable REIT subsidiaries.
If the rent from a lease of property does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, that are in excess of 1% of our income from the related property, none of the rent from the property would qualify as “rents from real property.” In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee's proportionate share of a property's operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.
In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of such loan that was outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.
Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.
Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT or qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven property sales, excluding sales of foreclosure property, during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the taxable REIT subsidiary or other taxable corporation at federal corporate income tax rates.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day on which:

•
a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	any construction takes place on the property, other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
if more than 90 days after the day on which the REIT acquired the property, the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries' assets or liabilities. Our or our subsidiaries' hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries' trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain, as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain that is derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in “– Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs; and

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the “5% asset test.”
Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer's outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer's outstanding securities, or the “10% value test.”
Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.
Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock or shares of beneficial interest in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “– Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the preceding two bullet points above.
We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.
Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
In 2010, we discovered that we may have inadvertently violated the 5% asset test for the quarter ended March 31, 2009 as a result of utilizing a certain cash management arrangement with a commercial bank. If that investment in a commercial paper investment account is not treated as cash, and is instead treated as a security for purposes of the quarterly 5% asset test described above, then we will have failed the 5% asset test for the first quarter of our 2009 taxable year by an amount that is greater than the threshold for de minimis failures of the 5% asset test described above. We believe, however, that if we in fact failed the test, our failure would be considered due to reasonable cause and not willful neglect. Consequently, we would not be disqualified as a REIT for failure of the 5% asset test, provided that we comply with certain reporting requirements and pay a tax equal to the greater of $50,000 or 35% of the net income from the commercial paper investment account during the period in which we failed to satisfy the 5% asset test. The amount of such tax is $50,000. We complied with the applicable reporting requirements, and we paid such tax on April 27, 2010.

Bass Berry & Sims PLC, our tax counsel, in providing the tax opinion described above in “– Taxation of Our Company,” has concluded that, if we are considered to have failed the 5% asset test for the first quarter of our 2009 taxable year, such failure will be considered to be due to reasonable cause and not willful neglect such that the failure will not result in our disqualification as a REIT for our 2009 taxable year. Opinions of counsel are not, however, binding on the IRS or the courts. If, notwithstanding the opinion of Bass Berry & Sims PLC, the IRS were to assert that we failed the 5% asset test for the first quarter of our 2009 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate for our 2009 taxable year. We would not be eligible to again elect REIT status until our 2014 taxable year. See “–Failure to Qualify as a REIT” below.
Annual Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.
We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.
In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from a C corporation (or an entity taxable as a C corporation) in a transaction in which our basis in the assets were determined by reference to the C corporation's basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the “built-in-gain” net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from a partnership (or an entity treated as a partnership for federal income tax purposes) in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our shareholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional shares or, if possible, pay dividends consisting, in whole or in part, of our shares or debt securities.
In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our shareholders designed to disclose the actual ownership of our outstanding shares, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A shareholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. We intend to comply with these recordkeeping requirements.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are statutory relief provisions for a failure of the gross income tests and asset tests, as described in “– Gross Income Tests” and “– Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at federal corporate income tax rates and any applicable alternative minimum tax. In calculating our taxable income for a year in which we failed to qualify as a REIT, we would not be able to deduct amounts distributed to our shareholders, and we would not be required to distribute any amounts to our shareholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our shareholders generally would be taxable to our shareholders as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders may be eligible for the dividends received deduction, and shareholders taxed at individual rates may be eligible for a reduced federal income tax rate (15% through 2012) on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation in Connection with Holding Securities other than our Common Shares
We intend to describe in any prospectus supplement related to the offering of our preferred shares, debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to such prospectus supplement, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Shareholders
For purposes of our discussion, the term “U.S. shareholder” means a holder of our common shares that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common shares, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.
Distributions. As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be dividend income to taxable U.S. shareholders. A corporate U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. shareholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Legislation enacted in 2003, 2006 and 2010 reduced the maximum tax rate for qualified dividend income to 15% for tax years 2003 through 2012. Without future Congressional action, the maximum tax rate on qualified dividend income will increase to 39.6% in 2013. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our shareholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 35% through 2012. Without future Congressional action, the maximum individual income tax rate on ordinary income will increase to 39.6% in 2013. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us prior to 2013 from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us prior to 2013 and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, certain individuals, estates and trusts will be subject to a 3.8% Medicare tax on dividend income recognized after 2012.
Any distribution we declare in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any of those months will be treated as paid by us and received by the U.S. shareholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.
Distributions to a U.S. shareholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held our shares. See “- Capital Gains and Losses” below. A corporate U.S. shareholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our shareholders, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid. The U.S. shareholder would increase its basis in our common shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. shareholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. shareholder's adjusted basis in our common shares. Instead, the distribution will reduce the U.S. shareholder's adjusted basis in our common shares, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. shareholder.
U.S. shareholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income; and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Dispositions. A U.S. shareholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held such shares for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. shareholder's adjusted tax basis in such shares. A U.S. shareholder's adjusted tax basis in our common shares generally will equal the U.S. shareholder's acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. shareholder over the federal corporate income tax deemed paid by the U.S. shareholder on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss on a sale or exchange of our common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes on a taxable disposition of our common shares may be disallowed if the U.S. shareholder makes a purchase of our common shares within 30 days before or after the disposition. In addition, certain individuals, estates and trusts will be subject to a 3.8% Medicare tax on capital gains recognized after 2012.
Capital Gains and Losses. The tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate, absent Congressional action, will increase to 39.6% in 2013). The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates currently is 15% (which rate, absent Congressional action, will increase to 20% in 2013). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” Although many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock or shares of beneficial interest of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of our common shares with debt, a portion of the income that it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income.
Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our shares must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a pension trust holding more than 10% of the value of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares; or

•	a group of pension trusts, of which each pension trust holds more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares.

As a result of limitations included in our charter on the transfer and ownership of our shares, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our shareholders. However, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Shareholders
For purposes of our discussion, the term “non-U.S. shareholder” means a holder of our common shares that is not a U.S. shareholder, a partnership (or an entity treated as a partnership for federal income tax purposes) or a tax-exempt shareholder. The rules governing federal income taxation of non-U.S. shareholders, including nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders, are complex. This section is only a summary of certain of those rules.
We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our common shares, including any reporting requirements.

Distributions. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. shareholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, in the same manner as U.S. shareholders are taxed on distributions. A corporate non-U.S. shareholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. shareholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. shareholder's adjusted basis in our common shares. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder's adjusted basis in our common shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. shareholder's adjusted basis in our common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of our common shares, as described below. See “- Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.
If a class of our common shares is regularly traded on an established securities market in the United States, capital gain distributions to a non-U.S. shareholder in respect of shares of such publicly traded class of our common shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. shareholder did not own more than 5% of the outstanding shares of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders owning 5% or less of the outstanding shares of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If a non-U.S. shareholder owned more than 5% of the shares of a publicly traded class of our common shares at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. shareholder in respect of the shares of such publicly traded class that are attributable to our sales of USRPIs would be subject to tax under FIRPTA, as described in the preceding paragraph. Additionally, capital gain distributions to a non-U.S. shareholder in respect of shares of a non-publicly traded class of our common shares that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Dispositions. Non-U.S. shareholders may incur tax under FIRPTA with respect to gain realized on a disposition of our common shares since our common shares will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. shareholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.
Non-U.S. shareholders generally will not incur tax under FIRPTA with respect to gain on a sale of our common shares, however, as long as, at all times during a specified period, we are “domestically controlled,” i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding shares. We cannot assure you that we will be domestically controlled. In addition, even we are not domestically controlled, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the outstanding shares of a publicly traded class of our common shares at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such shares.
Even if shares of a non-publicly traded class of our common shares would otherwise constitute a USRPI, gain arising from the sale or other taxable disposition of shares of a non-publicly traded class of our common shares by a non-U.S. shareholder will not be subject to tax under FIRPTA as a sale of a USRPI if we have one or more publicly traded classes of shares and the applicable non-U.S. shareholder, at the time it acquires the shares of a non-publicly traded class of our common shares and at certain other times described in the applicable Treasury Regulations, has not directly or indirectly held shares of such non-publicly traded class of common shares (and in certain cases other direct or indirect interests in our shares) that had a fair market value in excess of 5% of the fair market value of the total outstanding shares of our publicly traded class of shares with the lowest fair market value. In addition, shares of a non-publicly traded class of common shares that are convertible into a shares of a publicly traded class and that are owned by a non-U.S. shareholder would not be considered a USRPI if, on the acquisition date, such shares had a fair market value that did not exceed the fair market value on such date of 5% of the total outstanding shares of the publicly traded class into which the shares of the non-publicly traded class of common stock are convertible.

A non-U.S. shareholder generally will incur tax on gain from a disposition of our common shares not subject to FIRPTA if:

•
the gain is effectively connected with the conduct of the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•
the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding
We will report to our shareholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a rate of 28% through 2012 and 31% thereafter, absent Congressional action) with respect to distributions unless the shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that such non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our common shares that occurs outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our shares by a non-U.S. shareholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
For taxable years beginning after December 31, 2013, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on dividends received by (i) U.S. shareholders that own their common shares through foreign accounts or foreign intermediaries and (ii) certain non-U.S. shareholders. In addition, for taxable years beginning after December 31, 2014, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds of sale in respect of our common shares received by (i) U.S. shareholders that own their common shares through foreign accounts or foreign intermediaries and (ii) certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Tax Aspects of Our Investments in Our Operating Partnership and Other Subsidiary Partnerships.
The following discussion summarizes the material federal income tax considerations that are applicable to our direct and indirect investments in our Operating Partnership and any other subsidiaries that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” Our Operating Partnership currently holds, directly and indirectly, all of the ownership interests in its subsidiaries, and such subsidiaries currently are disregarded for federal income tax purposes. The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships
We are required to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.
We have not requested, and do not intend to request, a ruling from the IRS that any of the Partnerships is or will be classified as a partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “– Gross Income Tests” and “– Asset Tests.” In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “– Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership's taxable income.
Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.
Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury Regulations require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

The carryover basis of any properties actually contributed to our Operating Partnership or another partnership in which we own an interest by an additional partner or member, under certain reasonable methods available to us, including the “traditional method,” (i) may cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, may cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in (ii) above may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.
Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our distributive share of the partnership's income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and

•
reduced, but not below zero, by our distributive share of the partnership's loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership's Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership's gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “– Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership's, trade or business.
Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provision generally provides that for taxable years beginning after December 31, 2012, certain provisions that currently are in the Code will revert back to an earlier version of those provisions. Those provisions include provisions related to the reduced federal income tax rates for taxpayers taxed at individual rates as to ordinary income, long-term capital gains and qualified dividend income, and certain other tax rate provisions described herein. The impact of this sunset is not discussed in detail herein. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common shares.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

PLAN OF DISTRIBUTION

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer's allowance or agent's commission. In addition, we may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

For each offering of our common shares, preferred shares, debt securities, or depositary shares, the accompanying prospectus supplement or other offering materials will describe the specific plan, including (i) the terms of the offering and the specific plan of distribution; (ii) the name or names of any underwriters, dealers, agents or direct purchasers; (iii) the purchase price of the securities; (iv) any delayed delivery arrangements; (v) any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters' compensation; (vi) any discounts or concessions allowed or reallowed or paid to dealers; and (vii) any other applicable terms of the specific offering.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the accompanying prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the accompanying prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the NYSE under the symbol “WSR.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

Certain matters of Maryland law, including the validity of the common shares to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee.

EXPERTS

Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, has audited (i) the consolidated financial statements of Whitestone REIT appearing in Whitestone REIT's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Whitestone REIT's and its subsidiaries' internal control over financial reporting as of December 31, 2011, as set forth in their reports; (ii) the Historical Summaries of Gross Income and Direct Operating Expenses of Terravita Marketplace and Gilbert Tuscany Village for the year ended December 31, 2010, appearing in our Registration Statement on Form S-4 (File No. 333-180990), filed on April 27, 2012, as amended, as set forth in their report; (iii) the Statement of Revenues and Certain Operating Expenses of The Pinnacle of Scottsdale for the year ended December 31, 2010, appearing in our Current Report on Form 8-K/A filed on March 7, 2012, as set forth in their report, and (iv) the Statement of Revenues and Certain Operating Expenses of the Shops at Starwood, for the period January 1, 2011 through December 27, 2011, appearing in our Registration Statement on Form S-4 (File No. 333-180990), filed on April 27, 2012, as amended, as set forth in their report. We have incorporated by reference each of the aforementioned financial statements in this prospectus, and audited financial statements to be included in subsequently filed documents will be incorporated herein by reference, in reliance upon the reports of Pannell Kerr Forster of Texas, P.C., and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.whitestonereit.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede this information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus:

•
Annual Report on Form 10-K for the year ended December 31, 2011 (including portions of our definitive proxy statement on Schedule 14A for our 2012 Annual Meeting of Shareholders incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Current Reports on Form 8-K or 8-K/A, as applicable, filed on February 28, 2012, March 7, 2012, May 25, 2012, June 5, 2012, June 25, 2012, and June 27, 2012;

•
The Historical Summaries of Gross Income and Direct Operating Expenses of Terravita Marketplace and Gilbert Tuscany Village for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited), as well as the pro-forma financial information related thereto, included on pages F-2 through F-9 in our Registration Statement on Form S-4 (File No. 333-180990), as amended, as filed on April 27, 2012;

•
The Statement of Revenues and Certain Operating Expenses of the Shops at Starwood, for the period January 1, 2011 through December 27, 2011, as well as the proforma financial information related thereto, included on pages F-2 through F-4 and F-14 through F-17 in our Registration Statement on Form S-4 (File No. 333-180990), as amended, filed on April 27, 2012; and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on June 25, 2012.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference in this prospectus and any accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:
Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063
(713) 435-2221

4,000,000

Common Shares

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Prospectus Supplement
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Joint Book-Running Managers

Baird	JMP Securities

October , 2013